SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) March 1, 2000
                                  -------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
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                                      - 1 -
ITEM 5. OTHER EVENTS

     On March 1, 2000, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), issued a press release announcing that Hughes will take stake in SkyPerfecTV. The release is as follows:

                       HUGHES TAKES STAKE IN SKYPERFECTV;
                   DIRECTV JAPAN SUBSCRIBERS TO BE MIGRATED

      EL SEGUNDO, Calif., March 1, 2000 -- Hughes Electronics Corporation today announced that DIRECTV Japan will add its 400,000-subscriber base to the more than 1.7 million subscribers of SkyPerfecTV. As a result of the subscriber migration, DIRECTV Japan's operation will be discontinued. As part of the transaction, Hughes and other shareholders of DIRECTV Japan will take an equity stake in SkyPerfecTV, which has announced that it expects to have an initial public offering (IPO) later this year.

      The financial impact of the transaction on Hughes, whether positive or negative, is expected to be minimal and is not determinable at this time.

      In addition to the announced transaction, Hughes will continue to record its share of the losses incurred by DIRECTV Japan during this wind-down period at a rate less than reported in the fourth quarter of 1999.

      "Although subscriber growth of DIRECTV Japan was improving, we do not believe it was sufficient to achieve our corporate objectives of being the market leader in each of our key businesses while maximizing shareholder value," said Michael T. Smith, Chairman and CEO of Hughes. "This move makes SkyPerfecTV a more powerful competitor to the terrestrial and satellite television broadcasters in Japan, and provides a means for Hughes to participate in its substantial growth potential."

      Both DIRECTV Japan and SkyPerfecTV offer direct-to-home satellite service that consists of video and audio channels beamed directly from a satellite to small dish antennas. SkyPerfecTV provides over 180 channels while DIRECTV Japan provides over 150 channels. DIRECTV Japan will supply its subscribers with SkyPerfecTV receiving equipment at no cost to them.

      Japan Digital Broadcasting Services, Inc., operator of the SkyPerfecTV satellite service, in December announced that it would list its shares during the fiscal year starting April 1. The shares will be listed on Mothers, a section of the Tokyo Stock Exchange for high-growth and emerging stocks. As a result of the transaction, Hughes will own a 6.8 percent interest in the new company prior to the IPO, with the DIRECTV Japan shareholders owning a total
10.2 percent interest in the new company.

      In addition to Hughes, DIRECTV Japan shareholders include Sotsu, Inc.; Matsushita Electric Co., Ltd.; Tokuma Shoten Co., Ltd.; Mitsubishi Corporation; Mitsubishi Electric Co., Ltd.; Space Communications Corporation; Dai Nippon Printing Co., Ltd.; IBM Japan; and Orix Corporation.

      SkyPerfecTV was established when PerfecTV, the nation's first digital communications satellite (CS) broadcaster, and Japan Sky Broadcasting (JSkyB) merged on May 1, 1998. Shareholders of SkyPerfecTV include Itochu Corp., Sony Corp., Fuji Television Network Inc., News Corp., Softbank Corp., Japan Satellite Systems Inc., Mitsui & Co., Sumitomo Corp. and Nissho Iwai Corp.

      Hughes Electronics is a unit of General Motors Corporation and offers DIRECTV digital entertainment services to more than 9 million subscribers throughout the Western Hemisphere. The earnings of Hughes Electronics are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).

                                     ###

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    March 3, 2000
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                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)















































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